UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 21, 2011

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)
          On July 21, 2011, the Board of Directors of Zix Corporation (“Company”) elected Dr. Taher Elgamal as a Director and member of the Board of Directors, effective July 26, 2011. A copy of the Company’s press release announcing the election of Dr. Elgamal is attached as Exhibit 99.1.
          There was no arrangement or understanding between Dr. Elgamal and any other person pursuant to which he was selected as a Director. The Board of Directors has not determined whether it expects to appoint Dr. Elgamal to any committee of the Board of Directors.
          Pursuant to the Company’s 2006 Directors’ Stock Option Plan, on the effective date of his first election to the Board of Directors, Dr. Elgamal was automatically granted nonqualified options to purchase 25,000 shares of the Company’s common stock. The options vest quarterly and pro-rata over one year from the grant date, and the exercise price is 100% of the closing common stock price on the grant date.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated July 26, 2011, titled “Dr. Taher Elgamal Joins Zix Corporation’s Board of Directors.”
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION (Registrant)
Date: July 26, 2011	By:	/s/ James F. Brashear
James F. Brashear
Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated July 26, 2011, titled “Dr. Taher Elgamal Joins Zix Corporation’s Board of Directors.”